EXHIBIT INDEX

                                    GPU, INC.

                     GPU COMPANIES EMPLOYEE SAVINGS PLAN FOR
                EMPLOYEES REPRESENTED BY IBEW SYSTEM COUNCIL U-3







Consent of Independent Accountants                                  Exhibit 23



Report on Audits of Financial Statements                            Exhibit 28
   for the Years Ended December 31, 1999
   and 1998